Exhibit 23

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the joint Registration Statements on Form S-3 (File Nos. 333-106553, 333-106553-01, 333-223555 and 333-223555-01) of Carnival Corporation and Carnival plc, the Registration Statement on Form S-3 (File No. 333-209311) of Carnival plc, the joint Registration Statements on Form S-8 (File Nos. 333-173465, 333-173465-01, 333-125418, and 333-125418-01) of Carnival Corporation and Carnival plc, the Registration Statements on Form S-8 (File Nos. 333-105672, 333-67394, 333-43885 and 33-51195) of Carnival Corporation and the Registration Statements on Form S-8 (File Nos. 333-124640, 333-104609 and 333-84968) of Carnival plc, of our report dated January 28, 2019 relating to the financial statements and the effectiveness of internal control over financial reporting, which appears in the 2018 Annual Report to Shareholders, which is incorporated by reference in this joint Annual Report on Form 10-K.

/s/PricewaterhouseCoopers LLP
Miami, Florida
January 28, 2019